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                                                                    EXHIBIT 10.1

                               POOLING AGREEMENT


                 POOLING AGREEMENT dated as of _________ ___, 1996 (the "POOLING AGREEMENT"), by and among FRESENIUS MEDICAL CARE AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("FMC"), FRESENIUS AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("FRESENIUS AG"), and the individuals acting, from time to time, as the Independent Directors (as hereinafter defined), as agents and representatives of the Minority Shareholders (as hereinafter defined) (the "AGENTS").

                                    PREAMBLE

                 Fresenius AG, Fresenius USA, Inc., a Massachusetts corporation ("FUSA"), and W. R. Grace & Co., a New York corporation ("GRACE"), have entered into an Agreement and Plan of Reorganization dated as of February 4, 1996 (as amended, the "REORGANIZATION AGREEMENT"). In accordance with the Reorganization Agreement, Fresenius AG and Grace intend to effect a merger of (i) a wholly owned New York corporate subsidiary of FMC with and into Grace and (ii) a wholly owned Massachusetts corporate subsidiary of FMC with and into FUSA (the "MERGERS"). As a result of the Mergers, the FMC Ordinary Shares (as hereinafter defined) shall be owned by Fresenius AG, the other holders of FUSA common stock and the holders of Grace common stock as contemplated by the Reorganization Agreement.

                 In order to provide certain rights and protections to the Minority Shareholders, FMC, Fresenius AG and the Agents hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

                 1933 ACT: the Securities Act of 1933, as amended.

                 1934 ACT: the Securities Exchange Act of 1934, as amended.

                 ADRS: American Depositary Receipts evidencing ADSs.

                 ADSS: American Depositary Shares representing FMC Ordinary Shares.

                 AFFILIATE: as defined in Rule 12b-2 promulgated under the 1934 Act.

                 AGENTS: as defined in the introductory paragraph hereof.
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                 BENEFICIALLY OWN: with respect to any security, having direct or indirect (including through any Affiliate) "BENEFICIAL OWNERSHIP" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                 CONTROLLED AFFILIATE: with respect to any Person, an Affiliate of such Person over which such Person has control as defined in Rule 12b-2 promulgated under the 1934 Act.

                 DEPOSIT AGREEMENT: the Deposit Agreement dated __________ ___, 1996 among FMC, the holders of ADRs, and Morgan Guaranty Trust Company of New York, as depositary.

                 EFFECTIVE TIME: the date and time when the Mergers shall become effective.

                 EXTRAORDINARY TRANSACTION: (a) any merger, consolidation, sale of all or substantially all assets, recapitalization, other business combination, liquidation, or other similar action out of the ordinary course of business of FMC, (b) any issuance of FMC Voting Securities representing more than 10% of the total FMC Voting Securities outstanding, or (c) any amendment of the organizational documents of FMC which adversely affects any holder of FMC Ordinary Shares, in such capacity.

                 FMC: as defined in the introductory paragraph hereof.

                 FMC BOARD: the Supervisory Board (Aufsichtsrat) of FMC.

                 FMC ORDINARY SHARES: ordinary shares of FMC.

                 FMC DIRECTOR: a member of the FMC Board.

                 FMC VOTING SECURITIES: at any time, any equity or debt securities of FMC which are then entitled to vote generally in the election of FMC Directors.

                 FRESENIUS AG: as defined in the introductory paragraph hereof.

                 GRACE: as defined in the Preamble hereof.

                 INDEPENDENT DIRECTOR: an FMC Director without a substantial business or professional relationship with either FMC, Fresenius AG or any Affiliate of either of the foregoing, other than as an FMC Director.

                 INTERESTED TRANSACTION: any transaction or series of related transactions between Fresenius AG or any of its Affiliates (other than FMC or a Controlled Affiliate of FMC), on the one hand, and FMC or any of its Controlled Affiliates, on the other hand.





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                 MERGERS: as defined in the Preamble hereof.

                 MINORITY SHAREHOLDER: all Persons from time to time Beneficially Owning FMC Ordinary Shares or ADSs other than Fresenius AG and its Affiliates.

                 NON-EMPLOYEE DIRECTOR: an FMC Director other than a Director representing employees pursuant to German co-determination laws or works council constitution laws.

                 PERSON: any individual, corporation, partnership, limited liability company, joint venture, trust, group, unincorporated organization, other form of business or legal entity or governmental authority.

                 SEC: as defined in Section 6.1.4.

                 SECURITIES FILINGS: as defined in Section 6.1.2.

                 US GAAP: as defined in Section 6.1.3.

                 STANDSTILL PERIOD: the three-year period commencing at the Effective Time.

                 TRANSFER: any sale, assignment, transfer or other disposition.


                                   ARTICLE 2

                              PURPOSE; ENFORCEMENT

                 Section 2.1 Fresenius AG shall not exercise its voting rights in, nor effect any transaction in FMC Voting Securities in violation of the undertakings and obligations as set forth in this Agreement.

                 Section 2.2 This Agreement is made for the benefit of, and shall be enforceable by, each Minority Shareholder, each holder of ADRs and each Agent.


                                   ARTICLE 3

                  INDEPENDENT DIRECTORS; COMPLIANCE WITH LAWS

                 Section 3.1 During the term of this Agreement, the ratio of Independent Directors to Non-Employee Directors shall not be less than one-third, and there shall be at least two Independent Directors at all times; provided that, if any person serving as an Independent Director shall resign, be removed or otherwise be unable or unwilling to serve in such capacity, a new person shall be appointed to serve as an Independent Director in accordance with the provisions of the Articles of Association of FMC and this Agreement





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if, as a result of such resignation or removal, the number of Independent
Directors falls below the aforementioned minimum number of directors. Each Independent Director shall be afforded all rights of information, access and participation with respect to the business and affairs of FMC as are afforded any other Director of FMC and shall be afforded contemporaneous English translations of minutes of all meetings of the FMC Board (or any committee thereof) and such other documents as may be advisable or requested in connection with the performance of their duties.

                 Section 3.2 During the term of this Agreement, if the FMC Board shall establish any committees thereof, Fresenius AG will use its best efforts as the majority shareholder to cause the ratio of Independent Directors to Non-Employee Directors appointed to any such committee to be not less than one-third and to cause at least one Independent Director to be appointed at all times to any such committee; it being understood that committees shall be formed by the FMC Board in its sole discretion.

                 Section 3.3 During the term of this Agreement, Fresenius AG agrees and undertakes to exercise all voting rights with respect to FMC Voting Securities in a manner consistent with, and in order to effect the provisions of, Section 3.1.

                 Section 3.4 During the term of this Agreement, Fresenius AG and its Affiliates shall comply with all provisions of German law applicable to Extraordinary Transactions.


                                   ARTICLE 4

                            INTERESTED TRANSACTIONS

                 Section 4.1 During the term of this Agreement, neither Fresenius AG nor any Affiliate of Fresenius AG (other than FMC and its Controlled Affiliates) shall enter into any contract or other transaction or series of related contracts or transactions with FMC or any Controlled Affiliate of FMC involving aggregate payments or other consideration in any year in an amount in excess of DM 10 million, without the approval of a majority of the Independent Directors (or all of the Independent Directors if there shall be less than three Independent Directors), unless such transaction or series of related contracts or transactions has been described in a business plan or budget of FMC or any Controlled Affiliate of FMC that has been previously approved by a majority of the Independent Directors (or all of the Independent Directors if there shall be less than three Independent Directors); provided, that once the aggregate payments or other consideration to be payable in any year under all such contracts or other transactions or series of related contracts or transactions that require approval in such year (or that would have required approval in such year but for the fact that such payment or other consideration did not exceed DM 10 million) exceeds DM 50 million, neither Fresenius AG nor any Affiliate of Fresenius AG (other than FMC and its Controlled Affiliates) shall enter into any such contract or other transaction or series of related transactions involving aggregate payments or other consideration in any year in





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an amount in excess of DM 5 million, without the approval of a majority of the
Independent Directors (or all of the Independent Directors if there shall be less than three Independent Directors), unless such transaction or series of related transactions has been described in a business plan or budget of FMC or any Controlled Affiliate of FMC that has been previously approved by a majority of the Independent Directors (or all of the Independent Directors if there shall be less than three Independent Directors).


                                   ARTICLE 5

                             POSITION IN FMC SHARES

                 Section 5.1 During the Standstill Period, neither Fresenius AG nor any of its Affiliates shall Transfer any FMC Voting Securities except:

                 5.1.1 to Controlled Affiliates (other than FMC) of Fresenius AG; or

                 5.1.2 in a sale in which all Minority Shareholders are offered the opportunity to participate with Fresenius AG and its Affiliates on a pro rata basis, at the same price and on substantially the same terms as Fresenius AG and its Affiliates.

                 Notwithstanding the foregoing, during the Standstill Period, for so long as Fresenius AG Beneficially Owns any FMC Voting Securities, Fresenius AG shall not effect any Transfer which would result in Fresenius AG Beneficially Owning less than 50.3% of all outstanding FMC Voting Securities.

                 Section 5.2 During the Standstill Period, Fresenius AG and its Affiliates shall not Beneficially Own FMC Voting Securities representing more than 57% of the vote of all outstanding FMC Voting Securities, except in a transaction approved by a majority of the Independent Directors and pursuant to which all FMC Voting Securities not then owned by Fresenius AG are acquired by Fresenius AG or its Affiliates at the same price and other terms and pursuant to procedures (including applicable disclosures) complying with the 1934 Act.

                 Section 5.3 Neither Fresenius AG nor any of its Affiliates shall effect any acquisition of FMC Voting Securities if the FMC Voting Securities to be acquired in such acquisition, together with all other FMC Voting Securities acquired by Fresenius AG and its Affiliates during the immediately preceding 90 day period, would represent more than 5% of the vote of all FMC Voting Securities then outstanding, unless (i) Fresenius AG shall have announced its intention to effect such acquisitions at least two days prior to the commencement of such 90-day period and reports the result of such acquisitions promptly following the end of such 90-day period or (ii) Fresenius AG shall acquire such shares in an offering in which all holders of FMC Ordinary Shares (including holders of ADSs) shall have pre-emptive rights.





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                 Section 5.4      After the Standstill Period, neither
Fresenius AG nor any of its Affiliates shall effect any acquisition of FMC Voting Securities of any class if the FMC Voting Securities to be acquired in such acquisition, together with all other FMC Voting Securities acquired by Fresenius AG and its Affiliates during the immediately preceding 90 day period, would represent more than 15% of the vote of all FMC Voting Securities then outstanding, except (i) pursuant to a tender offer made to all holders of the class or classes of FMC Voting Securities to be acquired (subject to proration) made in compliance with the 1933 Act and the 1934 Act (including without limitation Sections 13 and 14 of the 1934 Act or any successor sections thereto) and the rules and regulations promulgated thereunder or (ii) pursuant to an offering in which all holders of FMC Ordinary Shares (including holders of ADSs) shall have pre-emptive rights.

                 Section 5.5 After the Standstill Period, neither Fresenius AG nor any of its Affiliates shall effect any Transfer, in a single transaction or in a series of related transactions, of more than 50% of the aggregate voting power of FMC Voting Securities then outstanding, other than to a Controlled Affiliate of Fresenius AG that agrees to be bound by the terms of this Agreement or in a widely distributed public offering, without offering to each other holder of FMC Voting Securities of the same class as the class to be so Transferred, the opportunity to participate on a pro rata basis on the same terms and conditions.

                 Section 5.6 Neither Fresenius AG nor any of its Affiliates shall (i) pledge or otherwise encumber any FMC Voting Securities held by it or (ii) enter into any pooling agreement or other similar agreement with any third party, if, in the case of either clause (i) or (ii), such action or agreement would prevent Fresenius AG from fulfilling its obligations under this Agreement.

                 Section 5.7 Anything in this Article 5 to the contrary notwithstanding, the provisions of this Article 5 shall not apply to Fresenius AG or its Affiliates in connection with the acquisition, ownership or Transfer of FMC Voting Securities pursuant to the terms of _________________________ [the Roll-Over Option Agreement.]


                                   ARTICLE 6

                     LISTING OF AMERICAN DEPOSITARY SHARES;
              FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

                 Section 6.1 During the term of this Agreement, Fresenius AG shall use its best efforts as the majority shareholder of FMC to cause FMC to, and FMC shall:

                 6.1.1 maintain the effectiveness of the Deposit Agreement (or a similar successor agreement) and the listing of the ADSs on either the New York Stock Exchange or the Nasdaq Stock Market;





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                 6.1.2    file all reports required by the exchange on which
         the ADSs are listed, and the 1933 Act, the 1934 Act and other applicable laws ("SECURITIES FILINGS");

                 6.1.3 prepare all financial statements required for any Securities Filing in accordance with U.S. generally accepted accounting principles ("US GAAP");

                 6.1.4 on an annual basis, prepare audited consolidated financial statements including, without limitation, a balance sheet, a statement of operations and a statement of cash flows, and all appropriate notes, all in accordance with US GAAP, and, on a quarterly basis, prepare and file with the Securities and Exchange Commission (the "SEC") consolidated financial statements prepared in accordance with US GAAP under cover of Form 6-K or a comparable successor form; and

                 6.1.5 file materials with the SEC relating to the solicitation of voting instructions from holders of ADSs with respect to annual and special shareholder meetings under cover of Form 6-K, which materials will also be made available to the Depositary for distribution to holders of ADRs and which materials will include information generally comparable to that which would be provided to shareholders of a United States corporation required to file proxy statements with the SEC; provided that any materials filed by FMC pursuant to this Section 6.1.5 need only include such information concerning (i) the beneficial ownership of FMC's outstanding voting securities, (ii) the trading market for and prices of such securities,
         (iii) the directors and officers of FMC, (iv) compensation of directors and officers of FMC and any compensation plans relating thereto, (v) options to purchase securities of FMC of a class registered under the 1934 Act, and (vi) material transactions between FMC and its subsidiaries and directors and officers of FMC, controlling persons of FMC, and relatives or spouses of such directors, officers and controlling persons as would be required to be provided by the relevant items of Form 20-F under the 1934 Act, or any successor form, as in effect from time to time; and

                 6.1.6 make available to the Depositary for distribution to holders of ADRs on an annual basis, a copy of any report prepared by the FMC Board and provided to the shareholders of FMC generally pursuant to Section 3.14(2) of the German Stock Corporation law (or any successor provision) concerning the results of its examination of the managing board report on the relations of FMC with connected enterprises.


                                   ARTICLE 7

                        DIRECTORS AND OFFICERS INSURANCE

                 Section 7.1 FMC shall obtain directors and officers insurance for its Directors in respect of all liabilities arising from or relating to their service as members of the Supervisory Board of FMC, in accordance with customary and usual practices followed





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by public corporations in the United States, to the extent such insurance is available at commercially reasonable rates and on commercially reasonable terms and conditions.


                                   ARTICLE 8

                              DURATION; AMENDMENT

                 Section 8.1 This Agreement shall be effective as of the Effective Time.

                 Section 8.2      This Agreement shall terminate:

                 8.2.1 upon the acquisition of all FMC Voting Securities by Fresenius AG or its Affiliates in a manner permitted under the terms hereof;

                 8.2.2 upon the reduction of Fresenius AG's Beneficial Ownership of FMC Voting Securities to less than 25% in voting power of the outstanding FMC Voting Securities; or

                 8.2.3 at such time as FMC no longer meets the minimum threshold for obligatory registration of the FMC Ordinary Shares or ADSs under Section 12(g)(1) of the 1934 Act and Rule 12g-1 thereunder.

                 Section 8.3 Fresenius AG and the Agents may terminate or amend this Agreement by mutual consent, provided that Minority Shareholders Beneficially Owning more than 75% of the FMC Ordinary Shares Beneficially Owned by the Minority Shareholders also consent to such termination and/or amendment. Any such amendment or termination shall be binding on all Minority Shareholders as if they were signatories thereto.


                                   ARTICLE 9

                               GENERAL PROVISIONS

                 Section 9.1 All amendments or supplements to this Agreement (including any amendment to this provision) must be in writing and signed by or on behalf of Fresenius AG and the Agents and approved as provided in Section 8.3.

                 Section 9.2 In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.





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                                   ARTICLE 10

                            GOVERNING LAW, LANGUAGE
                           AND PLACE OF JURISDICTION

                 Section 10.1 This Agreement is made and shall be governed by and construed in all respects in accordance with New York law, without regard to the principles of conflicts of law thereof, except to the extent that certain matters are governed as a matter of controlling law by the law of the jurisdiction of organization of FMC.

                 Section 10.2 Each of FMC and Fresenius AG irrevocably submits to and accepts the jurisdiction of any court of competent jurisdiction in the State of New York in any action arising out of or under this Agreement and, in connection therewith, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered in such courts.

                 Section 10.3 This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement.

                 Section 10.4 Each of FMC and Fresenius AG acknowledges that, in view of the uniqueness of arrangements contemplated by this Agreement, the Agents and the Minority Shareholders would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the Agents and the Minority Shareholders shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such Agents and the Minority Shareholders may be entitled at law or in equity.

                 Section 10.5 This Agreement shall be executed in the English language and such form of this Agreement shall prevail over any translation of this Agreement.





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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed as of the date first written above.


                                             FRESENIUS AG



                                             By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



                                             By:
                                                     ---------------------------
                                                     Name:
                                                     Title:




                                             FRESENIUS MEDICAL CARE AG



                                             By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



                                             By:
                                                     ---------------------------
                                                     Name:
                                                     Title:





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                                             AGENTS



                                             -----------------------------------
                                             Name:



                                             -----------------------------------
                                             Name:





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